Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES
RESULTS FOR FOURTH QUARTER AND FULL YEAR 2021

Houston, Texas (Tuesday, March 8, 2022) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced operational and financial results for the three months and year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

•Reported net earnings of $2.8 million, or $0.64 per diluted common share, on revenues of $644.8 million for the fourth quarter of 2021, compared to $5.8 million, or $1.38 per diluted common share, on revenues of $249.8 million for the fourth quarter of 2020. During the third quarter of 2021, the Company reported net earnings of $1.5 million, or $0.36 per diluted common share, on revenues of $568.2 million.

•Generated net cash provided by operating activities of $16.8 million for the fourth quarter of 2021, versus $6.1 million for the fourth quarter of 2020. The increase was primarily driven by changes in working capital and higher cash-based earnings in the 2021 period. Adams generated net cash provided by operating activities of $12.1 million for the third quarter of 2021.

•Reported adjusted net earnings of $2.8 million, or $0.64 per diluted common share, for the fourth quarter of 2021, compared to $2.8 million, or $0.65 per diluted common share, for the fourth quarter of 2020, and $1.8 million, or $0.41 per diluted common share, for the third quarter of 2021.

•Increased adjusted cash flow by 40% to $8.6 million for the fourth quarter of 2021 from $6.1 million for the fourth quarter of 2020, and 18% from $7.3 million for the third quarter of 2021.

Full Year 2021 Financial Highlights

•Reported net earnings of $11.9 million, or $2.75 per diluted common share, on revenues of $2.03 billion for the full year 2021, compared to $1.0 million, or $0.23 per diluted common share, on revenues of $1.02 billion for the full year 2020.

•Generated net cash provided by operating activities of $81.0 million for the full year 2021, compared to net cash used in operating activities of $44.0 million for the full year 2020. The increase was primarily driven by changes in working capital due to the volatility in the market price of crude oil during 2020 substantially driven by the COVID-19 pandemic.

•Reported adjusted net earnings of $3.8 million, or $0.88 per diluted common share, for the full year 2021, compared to $12.2 million, or $2.87 per diluted common share, for the full year 2020.

•Produced adjusted cash flow of $25.2 million for the full year 2021, compared to $27.2 million for the full year 2020.

Adjusted net earnings, adjusted earnings per diluted common share and adjusted cash flow are non-generally accepted accounting principle (“non-GAAP”) financial measures that are defined and reconciled in the financial tables below.

Additional Key Highlights

•Grew the Company’s cash and cash equivalents position to $97.8 million at December 31, 2021, which represented a 149% increase from $39.3 million at December 31, 2020.

•Increased Adams’ financial flexibility with liquidity of $131.7 million at December 31, 2021, including cash and cash equivalents and $33.9 million available under the Company’s $40.0 million Credit Agreement.

•Adams’ crude oil marketing subsidiary, GulfMark Energy, Inc. (“GulfMark”), marketed 91,640 barrels per day (“bpd”) of crude oil during the fourth quarter of 2021, compared to 86,577 bpd during the fourth quarter of 2020 and 91,941 bpd for the third quarter of 2021. For the full year 2021, GulfMark marketed 89,061 bpd of crude oil versus 91,957 bpd for the full year 2020.

•The collective fleet of Service Transport Company (“Service Transport”), Adams’ liquid chemicals, pressurized gases, asphalt and dry bulk transportation subsidiary, traveled 6.79 million miles during the fourth quarter of 2021, versus 7.48 million miles during the fourth quarter of 2020 and 6.93 million miles during the third quarter of 2021. For the full year 2021, Service Transport traveled 27.9 million miles versus 24.24 million miles for the full year 2020.

•Adams’ crude oil pipeline and storage segment, which was established following the purchase of the Victoria Express Pipeline System (“VEX Pipeline System”) in October 2020, further expanded its scope of operations during the fourth quarter of 2021. Pipeline throughput increased to 9,988 bpd for the fourth quarter of 2021 from 9,759 bpd for the third quarter of 2021, and terminalling volumes grew to 10,282 bpd for the fourth quarter of 2021 from 9,159 bpd for the third quarter of 2021.

•Paid dividends totaling $0.96 per common share in 2021. The Company has consistently paid a dividend since 1994.

•Remained solidly positioned with 259,489 barrels of crude oil inventory at December 31, 2021 compared to 421,759 barrels at December 31, 2020.

•Ended 2021 with a combined owned or leased fleet across GulfMark and Service Transport of 524 tractors and 1,119 trailers. Through its continued targeted efforts to maintain a modernized fleet, Adams’ average life of its tractor fleet was 3.0 years at December 31, 2021 compared to 2.7 years at December 31, 2020.

Kevin J. Roycraft, Adams’ Chief Executive Officer, commented, “We were pleased with the operating performance of our segments during 2021. All three businesses benefited from an improved macro-economic environment and our continued execution of targeted growth opportunities. We were especially pleased with our success in the fourth quarter as evidenced by our significant increase in revenue, earnings and cash flow from the third quarter of 2021. We carried that momentum into 2022 and look forward to executing on additional initiatives designed to drive long-term benefit for our shareholders.”

Capital Investments and Dividends

During the fourth quarter of 2021, the Company spent capital of $2.5 million for tractors, trailers and various equipment. In addition, Adams paid dividends of $1.0 million ($0.24 per common share).

For the full year 2021, Adams spent capital of $12.4 million for the purchase of 44 tractors, 54 trailers and other various equipment.

As previously announced on February 18, 2022, the Company’s Board of Directors declared a quarterly cash dividend for the fourth quarter of 2021 in the amount of $0.24 per common share, payable on March 18, 2022 to shareholders of record as of March 4, 2022.

Outlook

Mr. Roycraft concluded, “Our focus for 2022 is to continue to expand and enhance the quality of the service offerings we provide for our customers. Our plans are multi-faceted in nature and span all of our business units. At GulfMark, we remain squarely focused on driving incremental efficiencies in our fleet operations. We are executing on a number of identified opportunities in the business designed to generate additional free cash flow. This complements our efforts at Service Transport where we continue to enhance our truck utilization, fleet utilization and driver retention and recruitment efforts. We also look forward to further expansion of our VEX Pipeline System through new connection opportunities that drive increased pipeline and storage utilization.”

“Supporting our expansion efforts is our continued strong financial position supported by a year-end 2021 cash balance of $98 million and available borrowing balance on our credit facility of $34 million, resulting in almost $132 million of liquidity for the Company at the end of last year. As such, we remain in a great position to continue to capitalize on both internal and external opportunities that drive further cash flow generation that supports the long-term needs of our shareholders.”

Use of Non-GAAP Financial Measures

This press release and accompanying schedules includes the non-GAAP financial measures of adjusted cash flow, adjusted net earnings and adjusted earnings per common share. The accompanying schedules provide definitions of these non-GAAP financial measures and reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP. Company management believes these measures are useful indicators of the financial performance of our business and uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities, earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we do. The non-GAAP financial measures are defined and reconciled in the financial tables below.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in the business of crude oil marketing, transportation, terminalling and storage and tank truck transportation of liquid chemicals, pressurized gases, asphalt and dry bulk through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC and GulfMark Terminals, LLC. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Marketing	$619,699	$227,880	$1,930,042	$950,426
Transportation	24,940	21,603	94,498	71,724
Pipeline and storage	149	272	664	272
Total revenues	644,788	249,755	2,025,204	1,022,422

Costs and expenses:
Marketing	612,476	218,233	1,898,126	940,031
Transportation	19,152	17,710	75,295	58,888
Pipeline and storage	532	393	2,126	393
General and administrative	3,862	3,254	13,701	10,284
Depreciation and amortization	5,094	4,963	19,797	18,573
Total costs and expenses	641,116	244,553	2,009,045	1,028,169

Operating earnings (losses)	3,672	5,202	16,159	(5,747)

Other income (expense):
Interest income	10	42	243	656
Interest expense	(144)	(156)	(746)	(444)
Total other (expense) income, net	(134)	(114)	(503)	212

Earnings (losses) before income taxes	3,538	5,088	15,656	(5,535)

Income tax (provision) benefit	(713)	758	(3,768)	6,530

Net earnings	$2,825	$5,846	$11,888	$995

Earnings per share:
Basic net earnings per common share	$0.65	$1.38	$2.78	$0.23
Diluted net earnings per common share	$0.64	$1.37	$2.75	$0.23

Dividends per common share	$0.24	$0.24	$0.96	$0.96

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$97,825	$39,293
Restricted cash	9,492	12,772
Accounts receivable, net of allowance for doubtful accounts	137,789	99,799
Accounts receivable – related party	2	—
Inventory	18,942	19,336
Derivative assets	347	61
Income tax receivable	6,424	13,288
Prepayments and other current assets	2,389	2,964
Total current assets	273,210	187,513

Property and equipment, net	88,036	94,134
Operating lease right-of-use assets, net	7,113	8,051
Intangible assets, net	3,317	4,106
Other assets	3,027	2,383
Total assets	$374,703	$296,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$168,224	$85,991
Derivative liabilities	324	52
Current portion of finance lease obligations	3,663	4,112
Current portion of operating lease liabilities	2,178	2,050
Other current liabilities	11,622	22,343
Total current liabilities	186,011	114,548
Other long-term liabilities:
Asset retirement obligations	2,376	2,308
Finance lease obligations	9,672	11,507
Operating lease liabilities	4,938	6,000
Deferred taxes and other liabilities	11,320	12,732
Total liabilities	214,317	147,095

Commitments and contingencies

Shareholders’ equity	160,386	149,092
Total liabilities and shareholders’ equity	$374,703	$296,187

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2021	2020
Operating activities:
Net earnings	$11,888	$995
Adjustments to reconcile net earnings to net cash
provided by (used in) operating activities:
Depreciation and amortization	19,797	18,573
Gains on sales of property	(733)	(1,859)
Provision for doubtful accounts	(6)	(27)
Stock-based compensation expense	854	643
Deferred income taxes	(1,401)	6,389
Net change in fair value contracts	(14)	(9)
Changes in assets and liabilities:
Accounts receivable	(37,984)	(5,162)
Accounts receivable/payable, affiliates	(2)	(5)
Inventories	394	4,751
Income tax receivable	6,864	(10,719)
Prepayments and other current assets	575	(1,401)
Accounts payable	82,170	(61,116)
Accrued liabilities	(692)	5,052
Other	(684)	(104)
Net cash provided by (used in) operating activities	81,026	(43,999)

Investing activities:
Property and equipment additions	(12,382)	(5,008)
Acquisitions	—	(20,200)
Proceeds from property sales	2,286	4,515
Insurance and state collateral refunds	—	1,030
Net cash used in investing activities	(10,096)	(19,663)

Financing activities:
Borrowings under Credit Agreement	8,000	—
Repayments under Credit Agreement	(8,000)	—
Principal repayments of finance lease obligations	(4,367)	(2,336)
Payment for financed portion of VEX acquisition	(10,000)	—
Net proceeds from sale of equity	2,830	—
Payment of contingent consideration liability	—	(111)
Dividends paid on common stock	(4,141)	(4,081)
Net cash used in financing activities	(15,678)	(6,528)

Increase (Decrease) in cash and cash equivalents, including restricted cash	55,252	(70,190)
Cash and cash equivalents, including restricted cash, at beginning of period	52,065	122,255
Cash and cash equivalents, including restricted cash, at end of period	$107,317	$52,065

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months
	Ended	Three Months Ended		Year Ended
	September 30,	December 31,		December 31,
	2021	2021	2020	2021	2020
Reconciliation of Adjusted Cash Flow to
Net Earnings:
Net earnings	$1,546	$2,825	$5,846	$11,888	$995
Add (subtract):
Income tax provision (benefit)	614	713	(758)	3,768	(6,530)
Depreciation and amortization	4,849	5,094	4,963	19,797	18,573
Gains on sales of property	(267)	(201)	(874)	(733)	(1,859)
Stock-based compensation expense	224	213	190	854	643
Inventory liquidation gains	—	(62)	(3,229)	(10,344)	—
Inventory valuation losses	311	—	—	—	14,967
Costs of voluntary early retirement
program	—	—	—	—	431
Net change in fair value contracts	(7)	18	(6)	(14)	(9)
Adjusted cash flow	$7,270	$8,600	$6,132	$25,216	$27,211

	Three Months
	Ended	Three Months Ended		Year Ended
	September 30,	December 31,		December 31,
	2021	2021	2020	2021	2020
Adjusted net earnings and earnings
per common share (Non-GAAP):
Net earnings	$1,546	$2,825	$5,846	$11,888	$995
Add (subtract):
Gains on sales of property	(267)	(201)	(874)	(733)	(1,859)
Stock-based compensation expense	224	213	190	854	643
Net change in fair value contracts	(7)	18	(6)	(14)	(9)
Inventory liquidation gains	—	(62)	(3,229)	(10,344)	—
Inventory valuation losses	311	—	—	—	14,967
Costs of voluntary early retirement
program	—	—	—	—	431
Tax effect of adjustments to earnings	(55)	7	823	2,149	(2,976)
Adjusted net earnings	$1,752	$2,800	$2,750	$3,800	$12,192

Adjusted earnings per common share	$0.41	$0.64	$0.65	$0.88	$2.87

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)

	Three Months
	Ended	Three Months Ended		Year Ended
	September 30,	December 31,		December 31,
	2021	2021	2020	2021	2020
Reconciliation of Adjusted Cash Flow to
Net Cash Provided by (Used in)
Operating Activities:
Net cash provided by (used in)
operating activities	$12,125	$16,794	$6,091	$81,026	$(43,999)
Add (subtract):
Income tax provision (benefit)	614	713	(758)	3,768	(6,530)
Deferred income taxes	28	(263)	(7,892)	1,401	(6,389)
Provision for doubtful accounts	1	3	—	6	27
Inventory liquidation gains	—	(62)	(3,229)	(10,344)	—
Inventory valuation losses	311	—	—	—	14,967
Costs of voluntary early retirement
program	—	—	—	—	431
Changes in assets and liabilities	(5,809)	(8,585)	11,920	(50,641)	68,704
Adjusted cash flow	$7,270	$8,600	$6,132	$25,216	$27,211

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